Exhibit 23.5


                     CONSENT OF INDEPENDENT ACCOUNTANT

 I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 6, 1998 relating to the financial statements of Pacific Guarantee Mortgage Corporation as of December 31, 1997 and for the year then ended, included in Prism Financial Corporation's Registration Statement on Form S-1 (no. 333-74883) filed with the Commission on March 23, 1999, as amended from time to time, and to all references to me included in this Registration Statement.



 /s/ Clay L. Miller
 ------------------------------------
 Clay L. Miller
 Certified Public Accountant
 Healdsburg, California
 June 24, 1999